EXHIBIT 10.31

ISLE OF CAPRI CASINOS, INC.

2005 DEFERRED COMPENSATION PLAN

ISLE OF CAPRI CASINOS, INC.
2005 DEFERRED COMPENSATION PLAN

i

Member’s Death Before Benefit Commencement Date	10
Member’s Death After Benefit Commencement Date	10
Death of Beneficiary	10
Small Payment	11
Manner of Payment	11

ARTICLE IX - SHORT TERM DEFERRALS; HARDSHIP WITHDRAWALS;
OTHER DISTRIBUTIONS	11
Short Term Deferrals	11
Hardship Withdrawals	11
Benefits Payable on Termination for Cause	11
Disability	12

ARTICLE X - PLAN ADMINISTRATION	12
Powers	12
Payments	13
Delegation of Administrative Authority	13
Claims	13

ARTICLE XI - PARTICIPANTS’ RIGHTS	14
Spendthrift Provision	14
No Continued Employment	14
Offset	14
Obligation for Benefit Payments	14
Taxes	15
Company’s Protection	15

ARTICLE XII - MISCELLANEOUS	15
Termination of Plan	15
Funding	15
Inurement	16
No Effect on Other Benefits	16
Amendment and Modification	16
Governing Law	16
Predecessor Accounts	16

Exhibit A - Participating Affiliates	18

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ISLE OF CAPRI CASINOS, INC.
2005 DEFERRED COMPENSATION PLAN

Isle of Capri Casinos, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby amends and restates, in its entirety, the plan of deferred compensation adopted by Casino America, Inc., its predecessor, which plan was first effective as of June 1, 1995 (the “Predecessor Plan”), such amendment and restatement to be effective with respect to deferrals made on or after January 1, 2005 (the “Effective Date”).

ARTICLE I
PURPOSE

The Plan is intended to be an unfunded deferred compensation arrangement for the benefit of key management officers and employees of the Company and its Affiliates (as defined below), within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As such, this Plan is not intended to constitute an employee benefit plan under ERISA, which is subject to the provisions of Parts 2, 3 and 4 of Title I of ERISA. In accordance with such intent, any obligation of the Company or its Affiliates to pay benefits hereunder shall be deemed to be an unsecured promise, and any right of a Member (as defined below) or Beneficiary (as defined below) to enforce such obligation shall be solely as a general creditor of the Company. The Plan is not intended to constitute a qualified employee benefit plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II
DEFINITIONS

2.1 Affiliate means any corporation or other form of entity of which the Company owns, directly or indirectly, 80% or more of the total combined voting power of all classes of stock or other equity interests, provided that such entity is designated by the Committee as a participating entity hereunder. The initial Affiliates designated as participating entities hereunder are set forth on Exhibit A hereto.

2.2 Base Compensation means the base salary paid by the Company or an Affiliate to a Member for services rendered during a calendar year, but determined before reduction for compensation deferred pursuant to this Plan or any other plan of deferred compensation maintained by the Company or an Affiliate, including any such plan maintained in accordance with Code Section 401(k) or 125. For this purpose, Base Compensation shall not include the amount of any long-term disability benefit or any form of retirement or deferred compensation payment distributed from a plan or arrangement sponsored by the Company or an Affiliate or any form of severance benefit paid by the Company or an Affiliate.

2.3 Beneficiary means the person, persons, entity or entities designated by a Member in accordance with Section 8.1 hereof to receive death benefits hereunder.

2.4 Benefit Commencement Date means the date on which the payment of a Member’s Retirement Benefit is paid or first commences. Initial Benefit Commencement Date shall mean be the first business day of the calendar month that coincides with or immediately follows the sixth month after a Member’s employment with the Company and its Affiliates ceases, for any reason. Such date may be modified by a Member on Schedule A hereto in accordance with the provisions of Section 7.5 hereof.

2.5  Board or Board of Directors means the Board of Directors of the Company.

2.6 Bonus means an amount payable to a Member as an annual cash bonus under a separate plan, policy or program maintained by the Company or an Affiliate, provided such plan, policy or program is designated by the Committee as a source for deferrals hereunder. Incentive Bonus means a Bonus that (a) is designated as such by the Committee, and (b) is properly characterized as performance based compensation payable with respect to services rendered over a performance period of not less than 12 months within the meaning of Code Section 409A.

2.7 Committee means the Compensation Committee of the Board, which shall act as the administrator of this Plan.

2.8 Company Contributions means the amount credited to a Member’s Deferred Benefit Account, if any, in accordance with Section 5.1 hereof.

2.9 Company Stock means the Company’s $0.01 par value common stock. Company Stock Units means bookkeeping units, each representing a share of Company Stock.

2.10 Deferred Benefit Account or Account means one or more accounts maintained on the books of the Company with respect to each Member hereunder, which is credited with amounts deferred on or after the Effective Date within the meaning of Code Section 409A.

2.11 Determination Date means the Annual Determination Date and such other dates as may be designated, from time to time, by the Committee. Annual Determination Date means the last day of the Plan Year. The designation of such Determination Dates need not be uniform as to all Deferred Benefit Accounts maintained hereunder.

2.12 Disabled or Disability means that a Member by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment.

2.13 Financial Hardship means the occurrence of a severe financial hardship; such hardship shall be attributable to a sudden and unexpected illness or accident of the Member or his or her spouse or dependents, the loss of property due to casualty or similar extraordinary and unforeseeable circumstances beyond the control of a Member.

2.14 Fiscal Year means the fiscal year of the Company.

2.15 Member means an executive officer, manager or other key employee of the Company or an Affiliate, each of whom is designated in accordance with Article III hereof.

2.16 Plan means this Deferred Compensation Plan, as may be amended, restated or replaced from time to time.

2.17 Plan Year means the 12-month period beginning each January 1st and ending each December 31st.

2.18 Predecessor Account means the Deferred Benefit Account that is funded by a Member’s interest determined under the Predecessor Plan in accordance with the provisions of Section 6.4 hereof.

2.19 Retirement Benefit means a benefit payable as of a Member’s Benefit Commencement Date in accordance with Article VII hereof, which shall not include any amount credited to his or her Predecessor Account or the amount of any Short Term Deferral.

2.20 Schedule A means one or more written schedules which provide for (a) the deferral of a Member’s Base Compensation or Bonus, (b) the designation of a Benefit Commencement Date, and/or (c) an election as to a form of benefit payment. The terms of any such Schedule A are incorporated in this Plan by this reference.

2.21 Short Term Deferral means the deferral of a Member’s Base Compensation or Bonus for a designated period of not less than 36 months, measured from the last day of the Plan Year with respect to which such Base Compensation or Bonus is payable.

2.22 Other Definitions. The following terms shall have the meanings ascribed below: “Savings Plan” is defined in Section 4.4, hereof; “Fair Market Value” is defined in Section 6.5 hereof; and “Cause” is defined in Section 9.3 hereof.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

Members hereunder shall be executive officers, managers and other key employees of the Company or an Affiliate, who may be designated individually or by groups or categories, in the discretion of the Committee. The Committee shall notify each executive officer, manager or other key employee of his or her eligibility to participate in this Plan. Participation shall commence upon the execution of a Schedule A or similar agreement as provided herein.

ARTICLE IV
DEFERRALS

4.1 Deferral of Base Compensation. A Member shall elect to defer his or her Base Compensation in accordance with the following:

a.
During the 30-day period immediately following receipt of initial notice from the Committee in accordance with Article III hereof, such election shall be effective with respect to Base Compensation payable for services performed after such election is received and accepted by the Committee; and

b.
Commencing as of January 1, 2005, at least 30 days prior to the first day of each Plan Year (or such shorter period permitted by the Committee); such election shall be effective with respect to Base Compensation payable for services rendered during such Plan Year.

4.2 Deferral of Bonus. As to any Bonus payable with respect to services rendered during a Fiscal Year, a Member shall be entitled to elect to defer such Bonus pursuant to a separate election:

a.
During the 30-day period immediately following receipt of initial notice from the Committee in accordance with Article III hereof, subject to any limitation imposed by the Committee or under applicable law; and

b.	At least 30 days prior to the first day of each Fiscal Year (or such shorter period permitted by the Committee).

As to a Bonus payable with respect to services rendered during a Plan Year, such Bonus shall be deferred pursuant to a separate election made at the time or times prescribed under Section 4.1 hereof. As to an Incentive Bonus, such Incentive Bonus shall be deferred pursuant to a separate election made not later than six months prior to the expiration of the performance period with respect to which such Bonus is calculated.

4.3 Short Term Deferrals. If permitted by the Committee, a Member may designate all or a portion of any Base Compensation or Bonus deferred hereunder as a Short Term Deferral at the time or times prescribed under Section 4.1 or 4.2 hereof, as the case may be, and subject to the following additional rules:

a.	A Member’s designation of Base Compensation or Bonus defined hereunder as a Short Term Deferral shall be irrevocable; and

b.
A Member shall designate the deferral period with respect to such amount on Schedule A hereto, which period shall not be less than 36 months, measured from the last day of the Plan Year with respect to the initial year in which Base Compensation or Bonus is otherwise payable; the designation of such deferral period shall be irrevocable.

4.4 Excess Deferrals. If permitted by the Committee and subject to any limitations imposed under applicable law, a Member may elect to defer to this Plan any voluntary deferral to the Company’s Retirement Trust and Savings Plan (the “Savings Plan”) in excess of the amount permitted under Code Section 401(k), including earnings thereon, which amount would otherwise be subject to distribution from the Savings Plan. Any such election shall apply to amounts contributed to the Savings Plan during the Plan Year immediately following the year in which such election is received and accepted by the Committee. Any such election shall be made at the time prescribed in Section 4.1 hereof and shall be irrevocable.

4.5 Form of Deferral Election; Effectiveness. An election to defer Base Compensation or Bonus hereunder or an election made in accordance with Section 4.4 hereof shall be made, in writing on forms provided by the Committee and shall be effective upon its receipt and acceptance by the Committee. An election hereunder shall be irrevocable during the Plan Year, Fiscal Year or other period with respect to which the election relates. An election to defer Base Compensation hereunder shall remain in effect until it is revoked or modified in accordance with the provisions of Section 4.1 hereof; an election to defer a Bonus shall be made annually in accordance with the provisions of Section 4.2 hereof.

4.6 Authority of the Committee. The Committee, in its discretion, may limit the amount of Base Compensation or Bonus subject to deferral hereunder, may prescribe a minimum deferral amount, may designate additional forms of remuneration for deferral under the Plan or adopt such additional procedures as the Committee deems necessary or appropriate. The Committee shall notify all affected Members, in writing, of any such limitations or additional forms of Base Compensation eligible for deferral. Any such procedures, conditions, limitations or designations shall be effective as of the January 1st or the first day of the Fiscal Year, as the case may be, which coincides with or immediately follows the date on which notice is provided to each Member hereunder or at such other time as the Committee may designate.

ARTICLE V
COMPANY CONTRIBUTIONS

5.1 Company Contributions. The Committee, in its sole discretion, may credit an additional amount to the Deferred Benefit Account of any Member hereunder. Any such contribution need not be uniform with respect to all Members, but may be made with respect to any Member or group of Members in such amounts and at such times as may be designated by the Committee.

5.2 Vesting. The Committee, in its discretion, may establish a vesting schedule with respect to any Company Contribution hereunder (including earnings, gains or losses allocable to such amount). The Committee shall provide written notice of any such schedule to each affected Member; any such schedule need not be uniform with respect to all affected Members or each Company Contribution hereunder.

ARTICLE VI
MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT ACCOUNTS

6.1 Establishment of Accounts. The Company shall establish and maintain one or more Deferred Benefit Accounts, which shall be credited with a Member’s Base Compensation or Bonus deferred and Company Contributions made hereunder. A Deferred Benefit Account may be administered as one or more subaccounts to facilitate (a) the maintenance of any vesting schedule imposed hereunder, (b) the administration of Short Term Deferrals or a Predecessor

Account, (c) a particular method of crediting income, gain or losses, (d) deemed investment in Company Stock Units, or (e) for such other purpose as the Committee may deem necessary or appropriate.

6.2 Status of Accounts. An Account established hereunder shall be a bookkeeping entry only. The establishment and maintenance of any such account shall not be deemed to create a trust or other form of fiduciary relationship between the Company (or an Affiliate) and any Member or Beneficiary or otherwise create, for the benefit of any Member or Beneficiary, an ownership interest in or expectation of any specific asset of the Company (or of any Affiliate).

6.3 Investment Policy. The Committee shall establish an investment policy with respect to amounts credited to Accounts maintained hereunder. Such policy may provide for the aggregation and investment of all Accounts, for the investment of such accounts in accordance with the specifications of each Member or for a combination thereof. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all Accounts maintained hereunder.

If the Committee determines that the Accounts shall be aggregated for investment purposes, the Committee, in its discretion, shall direct the manner in which gain or loss is determined hereunder. The exercise of such discretion may include, but shall not be limited to, the appointment of an investment advisor or trustee to direct the investment and reinvestment of amounts credited to the Accounts.

If the Committee permits Members to provide investment specifications with respect to Accounts maintained hereunder, such specifications shall be deemed to be advisory only and shall not bind the Company, an Affiliate or the Committee to acquire any specific property or to invest the assets of any trust established in connection with this Plan in accordance therewith. Such specifications shall relate to investment in the types of property, including open or closed end mutual funds, common or collective funds or other pooled or collective accounts, as may be designated, from time to time, by the Committee. The Committee shall adopt rules governing investment specifications hereunder, including, without limitation (a) the increments in which such specifications shall be expressed, (b) the time or times at which changes can be made, (c) distinctions between the investment of prospective contributions and existing balances, and (d) such other procedures as the Committee may determine are necessary or appropriate. Such rules need not be uniform as to all Members and may be expressed in the form of written procedures or informally, as administrative practices.

If a Member ceases to be an employee of the Company or an Affiliate for any reason, the Committee, in its sole discretion, may direct that gain or loss credited to such Member’s Accounts be determined with respect to one or more investments designated by the Committee or may permit such Member or Beneficiary to continue to specify the investments in which his or her Accounts are deemed to be invested. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all Members.

6.4 Predecessor Account. As of the Effective Date, a Deferred Benefit Account shall be established hereunder for each Predecessor Member. The initial balance of such

Account shall be the balance credited to such Member under the Predecessor Plan as of the Effective Date. No additional deferral of Base Compensation or Bonus or of an amount described in Section 4.4 hereof shall be credited to such account with respect to periods commencing after December 31, 2004.

6.5 Accounting. Except as provided in Section 6.6 hereof, as of each Determination Date, a Member’s Accounts shall be adjusted as follows:

a.	There shall be credited to each Deferred Benefit Account maintained hereunder the amount of any Base Compensation or Bonus deferred since the prior Determination Date.

b.	Any Company Contributions since the immediately preceding Determination Date shall be credited to each affected Member’s Deferred Benefit Account.

c.	Interest, gain or loss shall be credited (or charged) to the Member’s Accounts for the period since the immediately preceding Determination Date.

d.	The Member’s Accounts shall be reduced by any payment or other form of distribution made since the immediately preceding Determination Date.

6.6 Investment in Company Stock Units. Notwithstanding any provision of this Plan to the contrary, if a Member specifies that all or a portion of his or her Deferred Benefit Account is to be invested in Company Stock Units, the following rules shall apply:

a.
Company Stock Units shall be credited with dividend equivalent units, representing cash dividends paid on Company Stock, as and when such dividends are declared and paid with respect to such stock; any such dividend equivalent units shall be reinvested in Company Stock Units.

b.
The number of Company Stock Units credited hereunder shall be credited with additional units in the event of a stock split, stock dividend or similar form of recapitalization with respect to Company Stock.

c.
The number of Company Stock Units deemed acquired hereunder shall be determined by dividing the aggregate amount available for investment or reinvestment hereunder by the Fair Market Value of a share of Company Stock. For this purpose, the term “Fair Market Value” means the opening sales price of a share of Company Stock as reported on The NASDAQ Stock Market or such other exchange on which Company Stock is then traded or such other reasonable valuation method as the Committee may direct. If Company Stock is not traded on any such date, Fair Market Value shall be determined as of the business day on which Company Stock was traded that immediately precedes the date on which such value is determined.

d.
The Committee shall be permitted to further restrict the time at which Company Stock Units are acquired or disposed of hereunder to the extent necessary to comply with the Company’s trading policies, as the same may be amended from time to time, or to otherwise comply with applicable Federal or state securities laws.

A Member shall have no rights as a shareholder of the Company with respect to Company Stock Units that may be allocated to his or her Accounts hereunder.

6.7 Valuation Notice. At least as frequently as each Annual Determination Date, the Committee (or its designee) shall furnish each Member with a valuation notice which includes the amounts credited to the Member’s Accounts and the earnings, gains or losses allocated to such Accounts since the immediately preceding Determination Date.

ARTICLE VII
RETIREMENT BENEFITS

7.1 Payment Procedures. Unless a Member completes a Schedule A in accordance with the provisions of Section 7.5 hereof and such election becomes effective, his or her Retirement Benefit shall be distributed in the form of a single-sum payment as of his or her Initial Benefit Commencement Date.

7.2 Alternative Forms of Distribution. A Member shall be entitled to elect one of the following methods of distribution on Schedule A hereto with respect to his or her Retirement Benefit, which election shall be subject to the provisions of Section 7.5 hereof:

a.	Substantially equal annual installment payments for a period designated by such Member, but not in excess of ten consecutive years; or

b.	A single-sum payment.

7.3 Alternative Benefit Commencement Date. A Member shall be entitled to designate a Benefit Commencement Date on Schedule A, subject to the provisions of Section 7.5 hereof. Any such designation shall apply to the aggregate value of his or her Retirement Benefit.

7.4 Amount of Retirement Benefit. The amount of a Member’s Retirement Benefit hereunder shall equal the vested amount credited to such Member’s Accounts, determined in accordance with the following rules:

a.
If such benefit is paid in the form of a single-sum, such benefit shall equal the aggregate amount credited to such Member’s Accounts as of the Determination Date that corresponds to or immediately follows such Member’s Benefit Commencement Date.

b.	If such benefit is paid in the form of installments, the amount of each annual installment shall equal the value of the Member’s Accounts as of the Annual

Determination Date that coincides with or immediately precedes the payment date multiplied by a fraction (i) the numerator of which is one, and (ii) the denominator of which is the number of annual installments then remaining to be paid pursuant to the Member’s election. During the installment period, the Member’s Accounts shall be credited with income, gain or loss in accordance with the provisions of Article VI hereof. To facilitate installment distributions hereunder, each Member’s deemed investments other than Company Stock Units shall be liquidated on a pro rata basis, unless the Committee provides otherwise.

c.
If a Member has elected to defer his or her Bonus with respect to the year in which his or her Benefit Commencement Date occurs, the principal amount of such Bonus shall be (i) paid in the form of a single-sum as of the Determination Date that coincides with or immediately follows the date on which the Bonus is credited to the Member’s Deferred Benefit Account hereunder, or (ii) added to such Member’s Deferred Benefit Account and administered in accordance with subparagraph b hereof.

7.5 Schedule A. A Member shall be entitled to modify the time and/or manner of payment prescribed under Section 7.1 hereof, from time to time:

a.	Any such election shall be effective no earlier than 12 months following the date on which it is received and accepted by the Committee;

b.
With respect to distributions to be made at a specified time or pursuant to a fixed schedule, other than Short Term Deferrals which are not subject to the provisions of this Section 7.5, any such election shall be received and accepted not less than 12 months prior to the date on which distributions are otherwise scheduled to commence;

c.
Except as to distribution on account of death, Disability or Financial Hardship, any such election shall designate a Benefit Commencement Date that is not less than five years after the Benefit Commencement Date then in effect; and

d.	Any such election as to the manner of payment shall not result in the acceleration of payments hereunder.

7.6 Manner of Payment. If at the time of distribution, all or a portion of a Member’s Accounts is deemed invested in Company Stock Units, any distribution with respect to such amount shall be made in the form of Company Stock, with cash distributed in lieu of a fractional share.

7.7 Small Payment. If the value of a Retirement Benefit payable hereunder is $10,000 or less, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Member’s Beneficiary or Beneficiaries in the form of a single-sum payment as of such Member’s Initial Benefit Commencement Date, and no additional benefit shall be payable under this Plan with respect to such Member.

               7.8 Construction. Subject to the approval of the Committee and notwithstanding any provision of this Plan to the contrary, if a subaccount is established in accordance with Section 6.1 hereof, a Participant may enter into a separate Schedule A with respect to the portion of his or her Retirement Benefit credited to such Account.

ARTICLE VIII
DEATH BENEFITS

8.1 Beneficiary Designation. A Member shall be entitled to designate one or more Beneficiaries on forms provided by the Committee. Any such designation may be modified by delivery of a new designation to the Committee. Any designation or modification shall be effective upon its receipt and acceptance by the Committee. If a Member fails to designate a Beneficiary or if a Member’s designation cannot be administered, any death benefit payable hereunder shall be paid:

a.	First to the Member’s spouse, if he or she survives the Member;

b.	Second, to the Member’s children, in equal shares, if the Member is not survived by a spouse; or

c.	Third, to the Member’s estate, if the Member is not survived by a spouse or children.

8.2 Member’s Death Before Benefit Commencement Date. If a Member dies before his or her Benefit Commencement Date, the Member’s Beneficiary shall be paid a death benefit in the form of five substantially equal annual installment payments, commencing as soon as practicable after the date of the Member’s death. The amount of each annual installment shall equal the value of the deceased Member’s Accounts as of the Determination Date immediately preceding payment, multiplied by a fraction (a) the numerator of which is one, and (b) the denominator of which is the number of annual installments remaining to be paid. During the installment period, the deceased Member’s Accounts shall be credited with income, gain or loss in accordance with the provisions of Article VI hereof. To facilitate payment hereunder, investments shall be deemed liquidated on a pro rata basis, unless the Committee provides otherwise.

8.3 Member’s Death After Benefit Commencement Date. If a Member dies after his or her Benefit Commencement Date, the Company shall pay to the Member’s Beneficiary the remaining benefit, if any, that would otherwise be payable to the deceased Member, determined in accordance with the method of distribution in effect as of the Member’s date of death.

8.4 Death of Beneficiary. In the event of the death of a Beneficiary, the remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary’s death, if any, shall be payable to the beneficiary or beneficiaries designated in writing, by such Beneficiary on a form submitted by such Beneficiary to the Committee (or such benefits shall be payable to the Beneficiary’s estate if the Beneficiary fails to designate a beneficiary or beneficiaries).

8.5 Small Payment. If the value of a death benefit payable hereunder is $10,000 or less, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Member’s Beneficiary or Beneficiaries in the form of a single-sum payment, and no additional benefit shall be payable under this Plan with respect to such Member.

8.6 Manner of Payment. If at the time of distribution, all or a portion of a Beneficiary’s Accounts is deemed invested in Company Stock Units, the distribution of such amount shall be made in the form of Company Stock, with cash distributed in lieu of a fractional share.

ARTICLE IX
SHORT TERM DEFERRALS; HARDSHIP WITHDRAWALS; OTHER DISTRIBUTIONS
9.1 Short Term Deferrals. Notwithstanding any provision of this Plan to the contrary, the amount of a Member’s Short Term Deferral (as adjusted for income, gain or loss) shall be distributed in the form of a single-sum payment as of the Benefit Commencement Date designated by such Member on his or her Schedule A.

9.2 Hardship Withdrawals. If a Member experiences a Financial Hardship, such Member shall be permitted to withdraw of all or a portion of his or her Accounts in the form of an immediate single-sum payment, subject to the limitations set forth below:

a.
A request for withdrawal shall be made, in writing, and shall set forth the circumstances surrounding the Financial Hardship. As a condition of and part of such request, the Member shall provide to the Committee his or her written representation that (i) the hardship cannot be relieved by insurance or other reimbursement reasonably available to the Member, (ii) the hardship can only be relieved by liquidation of the Member’s assets and any such liquidation would itself result in severe damage or injury to the Member, and (iii) the Member has no reasonable borrowing capacity to relieve the hardship. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether a Financial Hardship exists and the amount of the hardship and to establish additional conditions precedent to the review or granting of a request for a withdrawal on account of a Financial Hardship.

b.
If the Committee determines that a Financial Hardship exists, the Committee shall authorize the immediate distribution of an amount required to meet the financial need created by such hardship, including any taxes payable on account of such withdrawal.

9.3 Benefits Payable on Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, if a Member’s employment with the Company or any Affiliate is terminated for Cause, the Member’s participation in this Plan shall be terminated and the Member shall not be entitled to any form of benefit hereunder; provided, however, that the

Member (or the Member’s Beneficiary) shall be paid the principal amount of such Member’s Base Compensation, Bonus, or Fees deferred hereunder on or after the Effective Date, including earnings, gains or losses on such amounts (but not Company Contributions or the earnings or losses thereon), as of his or her Initial Benefit Commencement Date.

For purposes of this Section 9.3 and unless otherwise defined in a separate employment or similar agreement between the Company (or an Affiliate) and a Member, the term “Cause” means that a Member has:

a.
Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s (or an Affiliate’s) financial condition or business reputation;

b.
Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information which is materially injurious to the Company’s (or an Affiliate’s) financial condition or business reputation; or

c.	Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of the Member will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by a Member not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether Cause has occurred hereunder.

9.4 Disability. If a Member becomes Disabled, his or her Accounts shall be distributed in the form of five substantially equal annual installment payments, commencing not later than 60 days after a determination of Disability by the Committee. Subsequent payments shall be made in accordance with the provisions of Section 7.4 hereof. If such Member ceases to be Disabled, payments hereunder shall cease and the provisions of Article VII hereof shall again apply to the balance of his or her Accounts.

ARTICLE X
PLAN ADMINISTRATION

10.1 Powers. This Plan and all matters related thereto shall be administered by the Committee. The Committee shall have the power and authority to interpret the provisions of this Plan and shall determine all questions arising under the Plan including, without limitation, all questions concerning administration, eligibility, the determination of benefits hereunder, and the interpretation of any form or other document related to this Plan. In addition, the Committee shall have the authority to prescribe, amend and rescind rules and administrative procedures relating to the operation of this Plan, to instruct any trustee as to the investment of any asset held for the purposes described in Section 12.2, hereof, and to correct any defect, supply any omission or reconcile any inconsistency in this Plan.

Any determination by the Committee need not be uniform as to all or any Member hereunder. Any such determination shall be conclusive and binding on all persons. The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel as it deems necessary to administer the Plan.

10.2 Payments. The Committee shall have the power and authority to finally determine the time and amount of any distribution or withdrawal hereunder, subject to the provisions of this Plan and each Member’s Schedule A. The Committee shall direct the trustee of any trust established pursuant to Section 12.2, hereof, in writing, as to any such distribution or withdrawal.

10.3 Delegation of Administrative Authority. The Committee, in its sole discretion, may delegate to the appropriate officers of the Company or its Affiliates all or any portion of the power and authority granted to it hereunder, subject to any limitations imposed under applicable Federal or state securities laws. When acting in accordance with such delegation, whether made orally or in writing, such officers shall be deemed to possess the power and authority granted to the Committee hereunder. Without the requirement of further action, the Committee shall be deemed to have delegated:

a.
Provided that the Committee has determined that each Member shall direct the investment and reinvestment of amounts allocated to his or her Accounts, to the investment committee appointed to monitor and designate the investment options available from time to time under the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan, the authority to add, replace or eliminate investment options available hereunder and to adopt such procedural rules as may be reasonably necessary to administer such investment directions;

b.
To the Company’s Vice President Human Resources/Risk Management and such other officers as he may from time to time designate, the authority to administer deferral and investment elections and distributions and other payments hereunder and to take such other ministerial actions as may be necessary or appropriate to administer the Plan; and

c.
To the Company’s Vice President Human Resources/Risk Management, the authority to make such ministerial amendments to this Plan or any deferral or investment election or other ancillary form or document related to this Plan to the extent reasonably necessary to facilitate its administration or to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code of ERISA, including, without limitation, Code Section 409A.

10.4 Claims. If a Member (or Beneficiary) believes a benefit or distribution is due under the Plan, he or she may request the distribution of such benefit, in writing, on forms acceptable to the Committee. At such time, the Member (or Beneficiary) will be given the information and materials necessary to complete any request for the distribution of a benefit.

If the request for distribution is disputed or denied by the Committee, the following action shall be taken:

a.
First, the Member (or the Beneficiary) shall be notified, in writing, of the dispute or denial as soon as possible (but no later than 90 days) after receipt of the request for a distribution. The notice shall set forth the specific reasons for the denial, including any relevant provisions of the Plan, and shall explain the review procedure of the Plan.

b.
Second, the Member (or the Beneficiary) shall be entitled to full review of his or her request for a distribution. A Member (or Beneficiary) desiring a review of the dispute or denial must request such a review, in writing, not later than 60 days after the notification of the dispute or denial is received. During the review, the Member (or the Beneficiary) may be represented and shall have the right to inspect all documents pertaining to the dispute or denial.

The Committee shall render its decision within 60 days after receipt of the request for the review. In the event special circumstances require an extension of time, the Committee shall notify the Member (or Beneficiary), in writing, and the decision shall be rendered no later than 120 days after the receipt of the request. The decision of the Committee shall be in writing. The decision shall include specific reasons for the action taken and specific references to the Plan provisions on which the decision is based.

ARTICLE XI
PARTICIPANTS’ RIGHTS

11.1 Spendthrift Provision. Neither a Member nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any amount payable hereunder. No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony or separate maintenance owed by a Member or any other person. No amount payable under this Plan shall be transferable by operation of law in the event of a Member’s or other person’s bankruptcy or insolvency.

11.2 No Continued Employment. No Member shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of participation in this Plan.

11.3 Offset. If, at the time of any distribution hereunder, a Member or his or her Beneficiary is indebted to the Company or any Affiliate, then any distribution to be made to the Member, his or her Beneficiary or both, may, at the discretion of the Committee, be reduced by the amount of such indebtedness.

11.4 Obligation for Benefit Payments. Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall remain the obligation of the Company or the Affiliate who is the employer of a Member hereunder. In the event the Company or such

Affiliate designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations of the Company or Affiliate, such deficiency shall be paid by the Affiliate or the Company, as the case may be.

11.5 Taxes. The Company or an Affiliate or any third-party payor shall withhold from the payment benefits hereunder any amount required to be withheld under applicable federal or state tax laws.

11.6 Company’s Protection. By execution of a Schedule A, each Member shall be deemed to have agreed to cooperate with the Company and its Affiliates by furnishing any and all information reasonably requested by the Committee in order to facilitate the payment of benefits hereunder, including, without limitation, the taking of such physical examinations as the Company or the Committee may deem necessary and taking such other action as may reasonably be requested by the Company or the Committee. If a Member refuses to cooperate, is uninsurable or is insurable at other than standard rates, the Committee, in its sole discretion, may determine that the Member is ineligible to participate hereunder. Upon any such determination, the Member shall be entitled to the return of the principal amount of his or her deferrals.

If insurance on the life of any Member is obtained and such Member commits suicide during the two-year period beginning on the date of his or her participation in this Plan or if a Member hereunder makes any material misstatement of information or nondisclosure of medical history, the Committee, in its sole discretion, may terminate the participation of any such Member hereunder. Upon any such termination, the Member shall be entitled to the return of the principal amount of his or her deferrals hereunder.

ARTICLE XII
MISCELLANEOUS

12.1 Termination of Plan. The Board of Directors shall have the right, at any time, to terminate this Plan. The Board shall provide written notice of such termination to each Member hereunder. As of the effective date of the termination hereunder:

a.	All deferrals shall cease;

b.	Amounts then credited to a Member’s Deferred Benefit Account shall continue to be invested in accordance with Section 6.3 hereof; and

c.	Distribution of a Member’s Account shall be made in accordance with his or her Schedule A, which shall be subject to modification in accordance with Section 7.5 hereof.

12.2 Funding. The Company shall establish a trust in connection with the adoption of this Plan. Each year during the continuance of this Plan, the Committee may designate amounts or property to be added to the trust on behalf of the Company or an Affiliate. The property comprising the assets of such trust, including any insurance policy on the life of a Member purchased by such trust or contributed to such trust by the Company or an Affiliate, shall at all times remain the property of such trust. The trustee of such trust shall distribute the assets comprising such trust in accordance with the provisions and the trust agreement, all as instructed by the Committee, but in no event shall such trustee distribute the assets of such trust to or for the benefit of the Company or any Affiliate, except as provided in the trust agreement.

No Member or Beneficiary shall have the right to, or claim under or against, any insurance policy on the life of the Member obtained by the Company or an Affiliate or any asset held in trust to help defray the cost incurred in providing benefits under this Plan. Any such policy or other property shall be, and remain, a general, unpledged asset of the Company or an Affiliate or the trust, as the case may be.

12.3 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Company and each Member hereto and their respective heirs, executors, administrators, successors and assigns.

12.4 No Effect on Other Benefits. Any compensation paid or benefits provided to a Member shall be in addition to, and not in lieu of, the benefits provided to such Member under this Plan. Nothing in this Plan shall be construed as limiting, varying or reducing the provision of any benefit available to a Member, such Member’s estate or Beneficiary pursuant to any employment agreement, retirement plan, including any qualified pension or profit-sharing plan, health, disability or life insurance plan or any other form of agreement or arrangement between the Company and/or an Affiliate and a Member.

12.5 Amendment and Modification. The Board of Directors of the Company may amend this Plan, in its discretion. In addition, the Committee shall possess the authority to amend the Plan, any Schedule A executed in connection with the Plan or any ancillary form or document related to the Plan, to facilitate its administration, to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code of ERISA, or otherwise to comply or make consistent with applicable law.

Any amendment that adversely affects the amount then credited to a Member’s Accounts shall be effective only with the written consent of each such Member. Notwithstanding the foregoing, however, the consent of any Member or Beneficiary shall not be required if the Board of Directors or the Committee, as the case may be, reasonably determines that an amendment or modification is necessary to ensure that amounts credited to a Member’s Accounts are not subject to federal income taxation until withdrawn or distributed or to ensure that the Plan is deemed to be unfunded or maintained for the benefit of a select group of management employees within the meaning of ERISA.

12.6 Governing Law. This Plan is governed by the internal laws of the State of Mississippi, in all respects, including matters of construction, validity and performance.

12.7 Predecessor Accounts. Notwithstanding any provision of this Plan to the contrary, Predecessor Accounts shall be administered in accordance with the terms of the Predecessor Plan.

THIS PLAN was approved by the Board of Directors of Isle of Capri Casinos, Inc. on January 11, 2004, to be effective as of the date first set forth above.

ISLE OF CAPRI CASINOS, INC.

By: /s/ Timothy M. Hinkley

Its: President and Chief Operating Officer

ISLE OF CAPRI CASINOS, INC.
DEFERRED COMPENSATION PLAN

EXHIBIT A
PARTICIPATING AFFILIATES

The following employers are the Affiliates of the Isle of Capri Casinos, Inc. that have elected to participate in the plan:

Riverboat Corporation of Mississippi
64-0795563

Riverboat Services, Inc.
42-1360145

Riverboat Corp of MS-Vicksburg
42-1400605

LA Riverboat Gaming Partnership
72-1235811

St. Charles Gaming Company, Inc.
72-1235262

IOU-Kansas City, Inc.
64-0921931

IOU-Davenport, Inc.
64-0928290

Gemini, Inc. d/b/a Lady Luck Casino Hotel
88-0103475

Grand Palais Riverboat, Inc.
72-1235423

IOC-Boonville, Inc.
88-0303425

IOC-Lula, Inc.
88-0301634

IOC-Natchez, Inc.
88-0277687

Isle of Capri Marquette, Inc.
62-1810746

Isle of Capri Black Hawk, LLC
84-1422931

Isle of Capri Bettendorf, LLC
62-1810319

PPI, Inc.
65-0585198

Isle of Capri Casino-Tunica, Inc.
64-0907593

CCSC/Blackhawk, Inc.
84-1602683

Colorado Grande Enterprises
84-1158544